                                                                 Exhibit 3.52(a)

                              RESTATED CHARTER OF

                          CANNELTON INDUSTRIES, INC.


                                      I.

     The name of this corporation shall be:   CANNELTON INDUSTRIES, INC.

                                      II.

     The principal office or place of business of said corporation will be located in Cannelton, in the County of Kanawha, and State of West Virginia. Its chief works will be located in various magisterial districts in Kanawha County and Fayette County, West Virginia, and elsewhere within and without said state and the United States.

                                     III.

     The objects for which this corporation is formed are as follows:

     (1) To mine, make, manufacture, produce, prepare, process, purchase or otherwise acquire, and to hold, use, sell, import, export, or otherwise trade or deal in and with, coal and other minerals, steel and steel products, goods, wares, products, merchandise, machines, machinery, appliances and apparatus of every kind, nature and description, and, in general, to engage or participate in any mining, manufacturing or other business of any kind or character whatsoever, including, but not by way of limitation, importing, exporting, mining, quarrying, producing, farming, agriculture, forestry, construction, management, advisory, mercantile, financial or investment business, any business engaged in rendering any manner of services and any business of buying, selling, leasing or dealing in properties of any and all kinds, whether any such business is located in the United States of America or any foreign country, and whether or not related to, conducive to, incidental to, or in any way connected with, the foregoing business.

     (2) To engage in research, exploration, laboratory and development work relating to any material, substance, compound or mixture now known or which may hereafter be know, discovered or developed and to perfect, develop, manufacture, use, apply and generally to deal in and with any such material, substance, compound or mixture.

     (3) To purchase, lease or otherwise acquire, to hold, own, use, develop, maintain, manage and operate, to sell, transfer, lease, assign, convey, exchange or otherwise turn to account or dispose of and, generally, to deal in and with, personal and real property, tangible or intangible, of every kind and description, wheresoever situated, and any and all rights, concessions, interests and privileges therein.

     (4) To adopt, apply for, obtain, register, purchase, lease or otherwise acquire, to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce and to sell and grant licenses or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with, and contract with reference to, any trademarks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto and inventions, devices, improvements, processes, recipes, formulae and the like, including, but not by way of limitation, such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsewhere, and any licenses and rights in respect thereof, in connection therewith or appertaining thereto.

     (5) To purchase or otherwise acquire and to hold, pledge, sell, exchange or otherwise dispose of securities (which term includes any shares of stock, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the name of representing any other rights or interests therein or in any property or assets) created or issued by any person, firm, association, corporation or government or subdivision, agency or instrumentality thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder thereof, any and all rights, powers and privileges in respect thereof.

     (6) To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision, agency or instrumentality thereof, to endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities or the payment of a certain amount per share in liquidation of the capital stock of any other corporation; and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings of any person, firm, association, corporation or government or subdivision, agency or instrumentality thereof.

     (7) To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business whatsoever; to pay for the same in cash, property or its own or other securities; to hold, operate, lease, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; to assume or guarantee, in connection therewith, the performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations; and to conduct the whole or any part of any business thus acquired.

     (8) To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations or governments or subdivisions, agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation (hereinafter called the Board of Directors) may determine.

     (9) To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount; to issue and sell from time to time its own securities in such amounts, on such terms and conditions, for such purposes and for such considerations, as may now be or hereafter shall be permitted by the laws of the State of West Virginia; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the corporation then owned or thereafter acquired.

     (10) To promote, organize, manage, aid or assist, financially or otherwise, persons, firms, associations or corporations engaged in any business whatsoever; and to assume or underwrite the performance of all or any of their obligations.

     (11) To organize or cause to be organized under the laws of the State of West Virginia, any other state or states of the United States of America, the District of Columbia, any territory, dependency, colony or possession of the United States of America or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all objects or purposes for which the corporation is organized; to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated; and, subject to the laws of the State of West Virginia, to consolidate or merge with or are one or more other corporations organized under the laws of the State of West Virginia or under the laws of any other state or states in the United States of America, the District of Columbia, any territory, dependency, colony or possession of the United States of America or of any foreign country if the laws under which said other corporation or corporations are formed shall permit such consolidation or merger.

     (12) To conduct its business in any and all of its branches and maintain offices both within and without the State of West Virginia, in any and all states of the United States, in the District of Columbia, in any or all territories, dependencies and in foreign countries.

     (13) To such extent as a business corporation organized under the general corporation laws of the State of West Virginia may now or hereafter lawfully do, to do, either as principal or agent or partner and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of West Virginia.

     (14) Whenever the context permits, the following provisions shall govern the construction of the paragraphs of these purposes: No specified enumeration shall be construed as restricting in any way any general language; any word, whether in the singular or plural shall be construed to mean both the singular or plural; any phrase in the conjunctive or in the disjunctive shall include both the conjunctive and disjunctive; the mention of the whole shall include any part or parts; any one or more or all of the purposes set forth may be pursued from time to time and whenever deemed desirable; verbs in the present of future tense shall be construed to include both the present and future tenses or either of them.

                                      IV.

     The amount of the total authorized capital stock of said corporation shall be One Million Dollars ($1,000,000.00), which shall be divided into ten thousand shares of the par value of One Hundred Dollars ($100.00) each.

     No stockholder of the corporation shall, because of his ownership of stock, have a preemptive or other right to purchase, subscribe for, or take any part of any stock of this corporation, or any part of the options, warrants, notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of this corporation issued, optioned, or sold by it. Any part of the capital stock and any part of the options, warrants, notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of the corporation authorized by this amended and restated charter or by future amendments thereto, may at any time be issued, optioned for sale, and sold or disposed of by the corporation pursuant to a resolution of its Board of Directors to such persons and upon such terms as may to such Board seem proner without first offering such stock or securities or any part thereof to existing stockholders.

     When as a result of a stock dividend, stock split, merger, or otherwise, a shareholder shall be entitled to receive a fraction of a share of stock, the corporation may, at its option, either (a) issue such fractional share, (b) pay in lieu of such fractional interest an amount in cash equal to the current market value of such fractional interest, to the nearest one-hundredth of a share, as determined by the Board of Directors, or (c) issue scrip of the corporation in respect of such fractional interest, to the nearest one-hundredth of a share. Such scrip shall be nondividend-bearing and nonvoting, shall be exchangeable in combination with other similar scrip for the number of full shares represented thereby, shall be issued in such denominations and in such form, shall expire after such reasonable time (which shall be not less than two years from the date of issue), may or may not contain such provisions for sale for the account of the holders of such scrip of shares for which such scrip is changeable, and shall be subject to such other terms and provisions, if any, as the Board of Directors may from time to time determine prior to the issue thereof.

                                      V.

     The existence of this corporation is to be perpetual.

                                      VI.

     The Board of Directors shall have power, without stockholder action:

          (1) To make Bylaws for the corporation, and to amend, alter or repeat any Bylaws; but any Bylaws made by the directors may be altered, amended, or repealed by the stockholders at any meeting.

          (2) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.

          (3) To issue and dispose of any of the authorized and unissued shares of stock of the corporation, including fractional shares, and create optional rights to purchase or subscribe for shares of stock of the corporation; such stock may be issued and disposed of for such consideration, including cash, property or services or any combination thereof, and to such persons, firms and corporations, and such optional rights may be created, and warrants, options or other evidence of such rights issued, on such terms, for such consideration, and in such manner, as may be determined by resolution adopted by said Board of Directors, subject to any provisions of law then applicable.

          (4) To assume and have the entire control and management of the corporation, its property and services.

     The powers and authorities herein conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of West Virginia. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of West Virginia, of this amended and restated charter and of the Bylaws of the corporation.

                                VII.

     To the extent that such right may validly be reserved under Section 43 and other applicable sections of Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the corporation hereby reserves the right at any time and from time to time to amend, alter, change and repeal any provision contained in this amended and restated charter and any amendments thereto by the affirmative vote of a majority of the validly issued and outstanding capital stock of this corporation, and to add to or insert in those articles of incorporation by a like vote any provisions authorized by the laws of the State of West Virginia.

                                VIII.

     This corporation is authorized to hold not more than thirty thousand (30,000) acres of land in the State of West Virginia.

     The amendments herein contained and the restated charter as amended were prepared by the firm of Jackson, Kelly, Holt & O'Farrell, 1601 Kanawha Valley Building, Charleston, West Virginia.

     Given under my hand and the seal of this corporation the _______ day of June, 1972.


                                    /s/ Paul Morton
                                    Paul Morton, President

     WHEREFORE, I do declare said Restated Charter as set fort above is authorized by law and is in effect from the date hereof.

     Given under my hand and the Great Seal of the said State, at the City of Charleston, this SIXTEENTH day of JUNE, 1972.


                                    /s/ John D. Rockefeller, IV
                                   -----------------------------
                                         Secretary of State

              CANNELTON INDUSTRIES, INC., A CORPORATION


                   CERTIFICATE OF RESTATED CHARTER
                   -------------------------------

                    INCLUDING CHARTER AMENDMENTS
                    ----------------------------

     I, PAUL MORTON, President of Cannelton Industries, Inc., a corporation, created and organized under the general corporation laws of the State of West Virginia, do hereby certify to the Secretary of State of West Virginia that:

     At a special meeting of the stockholders of Cannelton Industries, Inc., properly called and held after notice properly given, in accordance with the laws of the State of West Virginia, the charter of the company and the bylaws of the corporation, in the executive office of the company at Cannelton, West Virginia, on the 22nd day of June, 1972, at which meeting all of the issued and outstanding common capital stock of the corporation (being the only class of authorized stock outstanding), being represented by the holders thereof in person or by proxy and voting for the following restatement resolution (which includes amendments not previously made or certified to the Secretary of State of West Virginia the same was duly and regularly adopted and passed with the assent of all stockholders, the consent of whom is required under Chapter 31,
Article 1 of the West Virginia Code, 1931, as amended, for the making of the charter amendments contained in the following restatement resolution, to-wit:

         RESTATEMENT RESOLUTION (INCLUDING AMENDMENTS TO THE
        CHARTER OF CANNELTON INDUSTRIES, INC. NOT PREVIOUSLY
         MADE OR CERTIFIED TO THE SECRETARY OF STATE OF THE
         STATE OF WEST VIRGINIA UNDER SECTION 7a, ARTICLE 1,
          CHAPTER 31 OF THE CODE OF WEST VIRGINIA, 1931, AS
                               AMENDED

 ---------------------------------------------------------------------------

RESTATED that:

     1. This resolution is adopted under the authority of Section 31, Article 1, Chapter 31, of the Code of West Virginia, as amended:

     2. The name of this corporation, before adoption of the charter amendments hereafter made, is CANNELTON INDUSTRIES, INC.:

     3. The name under which this corporation was originally formed was Cannelton Coal and Coke Company;

     4. The original charter of this corporation was issued by the Secretary of State of West Virginia on May 31, 1910;

     5. The certificate of incorporation of this corporation is recorded in Kanawha County, West Virginia;

     6. The current authorized capital stock of this corporation is $1,000,000.00, divided into 10,000 shares, each with a par value of $100.00.

     7. In the restated charter of this corporation which follows, Articles VI and VII are charter amendments of a comprehensive and broad nature and, without limiting the generality of the foregoing, make the following changes in the charter among others:

          (a) Article VI vests powers in the Board of Directors to make, amend, alter or repeal bylaws, to set aside reserves, to issue stock and other securities, and optional rights, for such consideration, to such persons and in such manner as may be determined by the Board and generally to exercise all control and management of the corporation;

          (b) Article VII reserves the right, to the extent such right may be validly reserved, to amend any provision contained in the amended and restated charter by the affirmative vote of a majority of the validly issued and outstanding capital stock of the corporation and to add to the charter by a like vote any provisions authorized by law;

     8. Article VIII is amended to make clear that the corporation may hold more than 30,000 acres of land by complying with Chapter 11, Article 12, Section 75 of the Code of West Virginia, as amended, or other applicable statute enacted hereafter.

                        ARTICLES OF AMENDMENT
                    TO ARTICLES OF INCORPORATION
                     CANNELTON INDUSTRIES, INC.

     Pursuant to the provisions of Section 31, Article 1, Chapter 31of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     First:  The name of the corporation is Cannelton Industries, Inc.

     Second: The following Amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on September 10, 1987 in the manner prescribed by Section 107, Article 1, Chapter 31 of the Code of West
Virginia:

               RESOLVED, That the Articles of Amendment of the corporation be amended to increase the authorized capital stock from One Million Dollars ($1,000,000) being Ten Thousand (10,000) shares of a par value of One Hundred dollars ($100) per share to Three Million Dollars ($3,000,000) being Thirty Thousand (30,000) shares of a par value of One Hundred Dollars ($100) per share.

     Third: The number of shares of the corporation outstanding at the time of such adoption was 9,300 and the number of shares entitled to vote thereon was 9,500.

     Fourth: The number of shares voted for such Amendment was 9,500 and the number of shares voted against such Amendment was 0.

     Dated:    September 10, 1987.

                                    CANNELTON INDUSTRIES, INC.

                                    By /s/ A. S. Pack
                                       -----------------------
                                         A. S. Pack
                                         President


                                    By /s/ W. C. Miller, II
                                       -----------------------
                                         W. C. Miller, II
                                         Secretary

                  I, Ken Hechler, Secretary of State of the

                  State of West Virginia, hereby certify that

     the following is a true and correct copy of the articles of merger of:

     RELIABLE SUPPLY COMPANY, A WEST VIRGINIA CORPORATION AND CANNELTON INDUSTRIES, INC., A WEST VIRGINIA CORPORATION DULY SIGNED AND VERIFIED PURSUANT TO THE PROVISIONS OF SECTION 119,
     ARTICLE 1, CHAPTER 31 OF THE CODE OF WEST VIRGINIA, 1931, AS AMENDED, HAVE BEEN RECEIVED AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY, I HEREBY ISSUE THIS CERTIFICATE OF MERGER, MERGING RELIABLE SUPPLY COMPANY WITH AND INTO CANNELTON INDUSTRIES, INC., THE SURVIVOR, AND ATTACH A DUPLICATE ORIGINAL OF SAID ARTICLES OF MERGER AS APPEARS FROM THE RECORDS OF MY SAID OFFICE.

                              Given under my hand and the
                              Great Seal of the State of
                              West Virginia, on this
                              Thirty-First day of
                              December, 1987


                                    /s/ Ken Hechler
                                    ---------------------
                                    Secretary of State

                              ARTICLES OF MERGER
                                      OF
                            RELIABLE SUPPLY COMPANY
                                      AND
                          CANNELTON INDUSTRIES, INC.


     Pursuant to the provisions of Section 119, Article 1, Chapter 31 of the Code of West Virginia, Reliable Supply Company and Cannelton Industries, Inc., both corporations organized under the laws of the State of West Virginia, adopt the following Articles of merger for the purpose of merging Reliable Supply Company with and into Cannelton Industries, Inc., with Cannelton Industries, Inc. being the corporation surviving the merger.

     FIRST: The following Plan of Merger was adopted by the Board of Directors of Cannelton Industries, Inc. by an unanimous vote and in the manner prescribed by Section 119, Article 1, Chapter 31 of the Code of West Virginia:

                                PLAN OF MERGER
                                      OF
                            RELIABLE SUPPLY COMPANY
                                     INTO
                          CANNELTON INDUSTRIES, INC.

     1. Reliable Supply Company, a wholly owned subsidiary of Cannelton Industries, Inc. and a corporation organized, existing and in good standing under the laws of the State of West Virginia ("Subsidiary"), shall be merged with and into Cannelton Industries, Inc., the sole shareholder of Reliable Supply Company and a corporation organized, existing and in good standing under the laws of the State of West Virginia ("Surviving Corporation"), pursuant to Chapter 31, Article 1, Section 119 of the Code of West Virginia, as amended.

     2. Contemporaneously with, and incident to, the merger, all the shares of the issued and outstanding stock of the Subsidiary shall be surrendered and cancelled; and, in exchange for the stock of the Subsidiary cancelled in the merger, the Subsidiary shall transfer all assets, obligations and liabilities of the Subsidiary to the Surviving Corporation.

     3. The proper officers of the Surviving Corporation are authorized and directed to execute on behalf of said Surviving Corporation Articles of Merger merging the Subsidiary into the

Surviving Corporation and to file the same in the office of the Secretary of State of the State of West Virginia and such other public offices as may be required or deemed appropriate.

     4. The proper officers of the Subsidiary shall execute and duly acknowledge on behalf of the Subsidiary, such confirmatory deed or deeds of all the corporation's real estate or other property reflecting the conveyance and transfer thereof to the Surviving Corporation, which documents shall be duly recorded, all as provided by Chapter 31, Article 1, Section 37 of the Code of West Virginia and other applicable provisions of law.

     5. The proper officers of the Subsidiary and Surviving Corporation shall execute such other confirmatory instruments evidencing the transfer of all assets and properties of the Subsidiary to the Surviving Corporation or evidencing such other actions and things in connection therewith as they shall deem appropriate and make such certifications, take such other actions and do such other things as may be necessary or convenient to accomplish the purposes of this plan.

     6. The charter, bylaws, officers and directors of Cannelton Industries, Inc. shall be the charter, bylaws, officers and directors of the Surviving Corporation.

     7.   The merger shall be effective December 31, 1987.

     SECOND: The subsidiary has a single outstanding class of common stock. The number of authorized shares is one hundred. The Surviving Corporation owns all one hundred issued and outstanding shares of the Subsidiary stock.

     THIRD: The sole shareholder of the Subsidiary, the Surviving Corporation, waived the mailing of the Plan of Merger.

     Dated:    December 31, 1987.
(SEAL)                              CANNELTON INDUSTRIES, INC.

                                    By /s/ A. S. Pack
                                       -------------------------
                                         Its President

                                    By /s/ William C. Miller, II
                                       --------------------------
                                         Its Secretary

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA,  to-wit:

     I, ______________________, a Notary Public, do hereby certify that on this 10th day of September, 1987, personally appeared before me Allen S. Pack, who, being by me first duly sworn, declared that he is President of Cannelton Industries, Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

                         My commission expires    _____________________________

                                                  _____________________________
                                                          Notary Public


STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA,  to-wit:

     I, ______________________, a Notary Public, do hereby certify that on this 10th day of September, 1987, personally appeared before me William C. Miller, II, who, being by me first duly sworn, declared that he is President of Cannelton Industries, Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

                     My commission expires    _____________________________

                                              _____________________________
                                                       Notary Public